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                                                                       EXHIBIT 2

                                    BYLAWS
                                      OF
                           SIRROM INVESTMENTS, INC.
                             (THE "CORPORATION")


                                  ARTICLE I.

                                   OFFICES

         The Corporation may have such offices, either within or without the State of Tennessee, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                                 ARTICLE II.

                                 SHAREHOLDERS

         2.1     ANNUAL MEETING.

         An annual meeting of the shareholders of the Corporation shall be held on such date as may be determined by the Board of Directors. The business to be transacted at such meeting shall be the election of directors and such other business as shall be properly brought before the meeting.

         2.2     SPECIAL MEETINGS.

         A special meeting of shareholders shall be held on call of the Board of Directors or if the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Corporation's Secretary






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one (1) or more written demands for the meeting describing the purpose or purposes for which such special meeting is to be held, including all statements necessary to make any statement of such purpose not incomplete, false or misleading, and include any other information specified in Schedule 14A, Rule 14a-3, Rule 14a-8 or Rule 14a-11 of the Rules and Regulations of the Securities and Exchange Commission. Only business within the purpose or purposes described in the meeting notice may be conducted at a special shareholders' meeting.

         2.3  PLACE OF MEETINGS.

         The Board of Directors may designate any place, either within or without the State of Tennessee, as the place of meeting for any annual meeting or for any special meeting. If no place is fixed by the Board of Directors, the meeting shall be held at the principal office of the Corporation.

         2.4  NOTICE OF MEETINGS; WAIVER.

                 (a) NOTICE. Notice of the date, time and place of each annual and special shareholders' meeting and, in the case of a special meeting, a description of the purpose or purposes for which the meeting is called, shall be given no fewer than ten (10) days nor more than two (2) months before the date of the meeting. Such notice shall comply with the requirements of Article XI of these Bylaws.

                 (b) WAIVER. A shareholder may waive any notice required by law, the Charter or these Bylaws before or after the date and time stated in such notice. Except as provided in the next sentence, the waiver must be in writing, be signed by the shareholder entitled to the notice




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and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting: (1) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting; and (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

         2.5   RECORD DATE.

         The Board of Directors shall fix as the record date for the determination of shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote or to take any other action, a date not more than seventy (70) days before the meeting or action requiring a determination of shareholders.

         A record date fixed for a shareholders' meeting is effective for any adjournment of such meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than four (4) months after the date fixed for the original meeting.

         2.6   SHAREHOLDERS' LIST.

         After the record date for a meeting has been fixed, the Corporation shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of a shareholders' meeting. Such list will be arranged by voting group (and within each voting group by class or series of shares) and will show the address of and number of shares held by each shareholder.




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         The shareholders' list will be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder or his agent or attorney is entitled on written demand to inspect and, subject to the requirements of the Tennessee Business Corporation Act (the "Act"), to copy the list, during regular business hours and at his expense, during the period it is available for inspection.

         2.7   VOTING GROUPS; QUORUM; ADJOURNMENT.

         All shares entitled to vote and be counted together collectively on a matter at a meeting of shareholders shall be a "voting group". Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Except as otherwise required by the Act or provided in the Charter, a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter.

         Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

         If a quorum of a voting group shall not be present or represented at any meeting, the shares entitled to vote thereat shall have power to adjourn the meeting to a different date, time or place without notice other than announcement at the meeting of the new time, date or place to




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which the meeting is adjourned.  At any adjourned meeting at which a quorum of any voting group shall be present or represented, any business may be transacted by such voting group which might have been transacted at the meeting as originally called.

         2.8    VOTING OF SHARES.

         Unless otherwise provided by the Act or the Charter, each outstanding share is entitled to one (1) vote on each matter voted on at a shareholders' meeting. Only shares are entitled to vote.

         If a quorum exists, approval of action on a matter (other than the election of directors) by a voting group entitled to vote thereon is received if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Charter or the Act requires a greater number of affirmative votes. Unless otherwise provided in the Charter, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

         2.9    PROXIES.

         A shareholder may vote his shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment either personally or by his attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven (11) months unless another period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

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         2.10    ACCEPTANCE OF SHAREHOLDER DOCUMENTS.

         If the name signed on a shareholder document (a vote, consent, waiver, or proxy appointment) corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept such shareholder document and give it effect as the act of the shareholder. If the name signed on such shareholder document does not correspond to the name of a shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept such shareholder document and to give it effect as the act of the shareholder if:

                 (i) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

                 (ii) the name signed purports to be that of a fiduciary representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to such shareholder document;

                 (iii) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the shareholder document;

                 (iv) the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder has been presented with respect to such shareholder document; or

                 (v) two or more persons are the shareholder as co-tenants or fiduciaries and the


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         name signed purports to be the name of at least one (1) of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

         The Corporation is entitled to reject a shareholder document if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has a reasonable basis for doubt about the validity of the signature on such shareholder document or about the signatory's authority to sign for the shareholder.

         2.11   ACTION WITHOUT MEETING.

         Action required or permitted by the Act to be taken at a shareholders' meeting may be taken without a meeting. If all shareholders entitled to vote on the action consent to taking such action without a meeting, the affirmative vote of the number of shares that would be necessary to authorize or take such action at a meeting is the act of the shareholders.

         The action must be evidenced by one (1) or more written consents describing the action taken, at least one of which is signed by each shareholder entitled to vote on the action in one (1) or more counterparts, indicating such signing shareholder's vote or abstention on the action and delivered to the Corporation for inclusion in the minutes or for filing with the corporate records.

         If the Act or the Charter requires that notice of a proposed action be given to nonvoting shareholders and the action is to be taken by consent of the voting shareholders, then the Corporation shall give its nonvoting shareholders written notice of the proposed action at least ten (10) days before such action is taken. Such notice shall contain or be accompanied by the same material that would have been required to be sent to nonvoting shareholders in a notice of a




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meeting at which the proposed action would have been submitted to the shareholders for action.

         2.12   PRESIDING OFFICER AND SECRETARY.

         Meetings of the shareholders shall be presided over by the Chairman, or if he is not present or if the Corporation shall not have a Chairman, by the President, or if neither the Chairman nor the President is present, by a chairman chosen by a majority of the shareholders entitled to vote at such meeting. The Secretary or, in his absence, an Assistant Secretary shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, a majority of the shareholders entitled to vote at such meeting shall choose any person present to act as secretary of the meeting.

         2.13 NOTICE OF NOMINATIONS. Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors authorized to make such nominations or by any shareholder entitled to vote in the election of directors generally. However, any such shareholder nomination may be made only if written notice of such nomination has been given, either by personal delivery or the United States mail, postage prepaid, to the Secretary of the Corporation not later than (a) with respect to an election to be held at an annual meeting of shareholders, one hundred twenty
(120) days in advance of such meeting, and (b) with respect to an election to be held at a special meeting of shareholders for the election of directors called other than by written request from a shareholder, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders, and (c) in the case of a special meeting of shareholders duly called upon the written request of a shareholder to


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fill a vacancy or vacancies (then existing or proposed to be created by removal at such meeting), within ten (10) business days of such written request. In the case of any nomination by the Board of Directors or a committee appointed by the Board of Directors authorized to make such nominations, compliance with the proxy rules of the Securities and Exchange Commission shall constitute compliance with the notice provisions of the preceding sentence.

         In the case of any nomination by a shareholder, each such notice shall set forth: (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such persons' written consent to being named in the proxy statement as a nominee and to serving as a director, if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder, and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder; and
(c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder. The President or chairman of the meeting may refuse to acknowledge the nomination of any person



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not made in compliance with the foregoing procedure.

         2.14 NOTICE OF NEW BUSINESS. At an annual meeting of the shareholders only such new business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting.
To be properly brought before the annual meeting such new business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and the proposal and the shareholder must comply with Rule 14a-8 under the Securities Exchange Act of 1934. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, within the time limits specified by Rule 14a-8.

         A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (d) any financial interest of the shareholder in such proposal.



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         Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.14. The President or chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that new business or any shareholder proposal was not properly brought before the meeting in accordance with the provisions of this Section 2.14, and if he should so determine, he shall so declare to the meeting and any such business or proposal not properly brought before the meeting shall not be acted upon at the meeting. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

         2.15 CONDUCT OF MEETINGS. Meetings of the shareholders generally shall follow accepted rules of parliamentary procedure subject to the following:

         (a) The President or chairman of the meeting shall have absolute authority over the matters of procedure, and there shall be no appeal from the ruling of the President or chairman. If, in his absolute discretion, the President or chairman deems it advisable to dispense with the rules of parliamentary procedure as to any meeting of shareholders or part thereof, he shall so state and shall state the rules under which the meeting or appropriate part thereof shall be conducted.

         (b) If disorder should arise which prevents the continuation of the legitimate business of the meeting, the President or chairman may quit the chair and announce the adjournment of the


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meeting; and upon so doing, the meeting is immediately adjourned.

         (c) The President or chairman may ask or require that anyone not a bona fide shareholder or proxy leave the meeting.

         (d) The resolution or motion shall be considered for vote only if proposed by a shareholder or a duly authorized proxy and seconded by a shareholder or duly authorized proxy other than the individual who proposed the resolution or motion.

         (e) Except as the President or chairman may permit, no matter shall be presented to the meeting which has not been submitted for inclusion in the agenda at least thirty (30) days prior to the meeting.


                                  ARTICLE III.

                                   DIRECTORS

         3.1     POWERS AND DUTIES.

         All corporate powers shall be exercised by or under the authority of and the business and affairs of the Corporation managed under the direction of the Board of Directors.

         3.2     NUMBER AND TERM.

                 (a) NUMBER. The Board of Directors shall consist of no fewer than four (4) or more than fifteen (15) members. The exact number of directors, within the minimum and maximum, or the range for the size of the Board, or whether the size of the Board shall be fixed



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or variable-range may be fixed, changed or determined from time to time by the
Board of Directors.

                 (b) TERM. Directors shall be elected at the first annual shareholders' meeting and at each annual meeting thereafter. The terms of the initial directors shall expire at the ifrst shareholders' meeting at which directors are elected. The terms of all other directors shall be one year, expiring at the next annual shareholders' meeting following their election. Despite the expiration of a director's term, he shall continue to serve until his successor is elected and qualifies or until there is a decrease in the number of directors.

         3.3     MEETINGS; NOTICE.

         The Board of Directors may hold regular and special meetings either within or without the State of Tennessee. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

                 (a) REGULAR MEETINGS. Unless the Charter otherwise provides, regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting.

                 (b) SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman, the President or any two (2) directors. Unless the Charter otherwise provides,



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special meetings must be preceded by at least twenty-four (24) hours' notice of the date, time and place of the meeting but need not describe the purpose of such meeting. Such notice shall comply with the requirements of Article XI of these Bylaws.

                 (c) ADJOURNED MEETINGS. Notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken, and if the period of adjournment does not exceed one (1) month in any one (1) adjournment.

                 (d) WAIVER OF NOTICE. A director may waive any required notice before or after the date and time stated in the notice. Except as provided in the next sentence, the waiver must be in writing, signed by the director and filed with the minutes or corporate records. A director's attendance at or participation in a meeting waives any required notice to him of such meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

         3.4     QUORUM.

         Unless the Charter requires a greater number, a quorum of the Board of Directors consists of a majority of the fixed number of directors if the Corporation has a fixed board size or a majority of the number of directors prescribed, or if no number is prescribed, the number in office immediately before the meeting begins, if the Corporation has a variable range board.



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         3.5     VOTING.

         If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors, unless the Charter or these Bylaws require the vote of a greater number of directors. A director who is present at a meeting of the Board of Directors when corporate action is taken is deemed to have assented to such action unless:

                 (i) he objects at the beginning of the meeting (or promptly upon his arrival) to holding the meeting or transacting business at the meeting;

                 (ii) his dissent or abstention from the action taken is entered in the minutes of the meeting; or

                 (iii) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

         3.6     ACTION WITHOUT MEETING.

         Unless the Charter otherwise provides, any action required or permitted by the Act to be taken at a Board of Directors meeting may be taken without a meeting. If all directors consent to taking such action without a meeting, the affirmative vote of the number of directors that would be necessary to authorize or take such action at a meeting is the act of the Board of Directors. Such action must be evidenced by one or more written consents describing the action taken, at least one of which is signed by each director, indicating the director's vote or abstention on the



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action, which consents shall be included in the minutes or filed with the corporate records reflecting the action taken. Action taken by consent is effective when the last director signs the consent, unless the consent specifies a different effective date.

         3.7     COMPENSATION.

         Directors and members of any committee created by the Board of Directors shall be entitled to such reasonable compensation for their services as directors and members of such committee as shall be fixed from time to time by the Board, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending meetings of the Board or of any such committee meetings. Any director receiving such compensation shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.

         3.8     RESIGNATION.

         A director may resign at any time by delivering written notice to the Board of Directors, the Chairman or President, or to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

         3.9     VACANCIES.

         Unless the Charter otherwise provides, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors or a vacancy resulting from the removal of a director with or without cause, either the shareholders or the Board of Directors may fill such vacancy. If the directors remaining in office constitute fewer than a



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quorum of the Board of Directors, they may fill such vacancy by the affirmative vote of a majority of all the directors remaining in office. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group shall be entitled to vote to fill the vacancy if it is filled by the shareholders.

         3.10    REMOVAL OF DIRECTORS.

                 (a) BY SHAREHOLDERS. The shareholders may remove one (1) or more directors with or without cause unless the Charter provides that directors may be removed only for cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him without cause. If cumulative voting is authorized, a director may not be removed if the number of votes sufficient to elect him under cumulative voting is voted against his removal. If cumulative voting is not authorized, a director may be removed only if the number of votes cast to remove him exceeds the number of votes cast not to remove him.

                 (b) BY DIRECTORS. If so provided by the Charter, any of the directors may be removed for cause by the affirmative vote of a majority of the entire Board of Directors.

                 (c) GENERAL. A director may be removed by the shareholders or directors only at a meeting called for the purpose of removing him, and the meeting notice must state that the purpose, or one (1) of the purposes, of the meeting is removal of directors.



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                                 ARTICLE IV.

                                  COMMITTEES

         Unless the Charter otherwise provides, the Board of Directors may create one (1) or more committees, each consisting of one (1) or more members. All members of committees of the Board of Directors which exercise powers of the Board of Directors must be members of the Board of Directors and serve at the pleasure of the Board of Directors.

         The creation of a committee and appointment of a member or members to it must be approved by the greater of (i) a majority of all directors in office when the action is taken or (ii) the number of directors required by the Charter or these Bylaws to take action.

         Unless otherwise provided in the Act, to the extent specified by the Board of Directors or in the Charter, each committee may exercise the authority of the Board of Directors. All such committees and their members shall be governed by the same statutory requirements regarding meetings, action without meetings, notice and waiver of notice, quorum and voting requirements as are applicable to the Board of Directors and its members.

                                  ARTICLE V.

                                   OFFICERS

         5.1   NUMBER.

         The officers of the Corporation shall be a Chairman, a President, a Secretary and such other officers as may be from time to time appointed by the Board of Directors or by the


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Chairman with the Board of Directors' approval.  One person may simultaneously hold more than one office except the President may not simultaneously hold the office of Secretary.

         5.2     APPOINTMENT.

         The principal officers shall be appointed annually by the Board of Directors at the first meeting of the Board following the annual meeting of the shareholders, or as soon thereafter as is conveniently possible. Each officer shall serve at the pleasure of the Board of Directors and until his successor shall have been appointed, or until his death, resignation or removal.

         5.3     RESIGNATION AND REMOVAL.

         An officer may resign at any time by delivering notice to the Corporation. Such resignation is effective when such notice is delivered unless such notice specifies a later effective date. An officer's resignation does not affect the Corporation's contract rights, if any, with the officer.

         The Board of Directors may remove any officer at any time with or without cause, but such removal shall not prejudice the contract rights, if any, of the person so removed.

         5.4     VACANCIES.

         Any vacancy in an office from any cause may be filled for the unexpired portion of the term by the Board of Directors.


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         5.5  DUTIES.

                 (a) CHAIRMAN. The Chairman shall preside at all meetings of the shareholders and the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

                 (b) PRESIDENT. The President shall be the Chief Executive Officer of the Corporation and shall have general supervision over the active management of the business of the Corporation. In addition, he shall serve as the Chief Operating Officer of the Corporation until such time as the Corporation selects or appoints another person to serve in that capacity. He shall have the general powers and duties of supervision and management usually vested in the office of the President of a corporation and shall perform such other duties as the Board of Directors may from time to time prescribe.

                 (c) VICE PRESIDENT. The Vice President or Vice Presidents (if any) shall be active executive officers of the Corporation, shall assist the Chairman and the President in the active management of the business, and shall perform such other duties as the Board of Directors may from time to time prescribe.

                 (d) SECRETARY AND ASSISTANT SECRETARY. The Secretary or Assistant Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and shall prepare and record all votes and all minutes of all such meetings in a book to be kept for that purpose; he shall perform like duties for any committee when required. The Secretary or Assistant Secretary shall give, or cause to be given, notice of all meetings of the shareholders and



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of the Board of Directors when required, and unless directed otherwise by the
Board of Directors, shall keep a stock record containing the names of all persons who are shareholders of the Corporation, showing their place of residence and the number of shares held by them respectively. The Secretary or Assistant Secretary shall have the responsibility of authenticating records of the Corporation. The Secretary or Assistant Secretary shall perform such other duties as may be prescribed from time to time by the Board of Directors.

                 (e) TREASURER. The Treasurer shall have the custody of the Corporation's funds and securities, shall keep or cause to be kept full and accurate account of receipts and disbursements in books belonging to the Corporation, and shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse or cause to be disbursed the funds of the Corporation as required in the ordinary course of business or as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman, the President and directors at the regular meetings of the Board, or whenever they may require it, an account of all of his transactions as Treasurer and the financial condition of the Corporation. He shall perform such other duties as may be incident to his office or as prescribed from time to time by the Board of Directors. The Treasurer shall give the Corporation a bond, if required by the Board of Directors, in a sum and with one or more sureties satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation in case of his death, resignation, retirement or removal from office, of all books, papers,



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


vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                 (f) OTHER OFFICERS. Other officers appointed by the Board of Directors shall exercise such powers and perform such duties as may be delegated to them.

                 (g) DELEGATION OF DUTIES. In case of the absence or disability of any officer of the Corporation or of any person authorized to act in his place, the Board of Directors may from time to time delegate the powers and duties of such officer to any officer, or any director, or any other person whom it may select, during such period of absence or disability.

        5.6      INDEMNIFICATION, ADVANCEMENT OF EXPENSES AND INSURANCE.

                 (a)      DEFINITIONS.   The following terms have the meaning
set forth below for the purposes of this Section 5.6.

                 "Assets" shall mean and include common and preferred stock (including warrants, rights and other options relating thereto or any combination thereof), notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, and other properties or interests commonly regarded as securities, and in addition, interests in real property, whether improved or unimproved, and interests in personal property of all kinds, tangible or intangible, chooses in action, and cash, bank deposits and so- called "money market instruments".

                 "Assets Under Management" shall mean, as of any specified date, the value of all Assets owned by the Corporation less the amount of any liabilities of the Corporation determined in accordance with generally accepted accounting principles.

                 (b) STANDARD OF CARE. (i) No director or officer shall be liable to the Corporation or any shareholder for any action taken or omitted to be taken by it or any other officer or director in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful.

         (ii) The directors and officers may consult with reputable legal counsel selected by them and shall be fully protected, and shall incur no liability to the Corporation or any shareholder, in acting or refraining to act in good faith in reliance upon the opinion of advice of such counsel.

         (iii) This Section 5.6 shall not constitute a modification, limitation or waiver of 15 U.S.C.A. 314(b), or a waiver by the Small Business Administration of any of its rights pursuant to such Section 314(b).

         (iv) In addition to the standards of care set forth in this Section 5.6(b), the directors and officers shall be held to the standards of care required under Tennessee corporate law.

         (c) INDEMNIFICATION. (i) The Corporation shall indemnify and hold harmless, but only to the extent of Assets Under Management, any director or officer from any and all costs, expenses, damages, claims, liabilities, fines and judgments (including the reasonable cost of the defense of any claim or action and any sums which may be paid with the consent of the Corporation in settlement thereof) which may be incurred by or asserted against such person by reason of any action taken or omitted to be taken on behalf of the Corporation and in furtherance of its interests.

         (ii) The Corporation shall have power, in the discretion of the Board of Directors, to agree to indemnify on the same terms as set forth in Section 5.6(c)(i) any employee of the Corporation or any person who is or was serving, pursuant to a prior written request from the Corporation, as a consultant to, agent for or representative of the Corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such.

         (iii) No person shall be entitled to claim any indemnity or reimbursement under Section 5.6 in respect of any cost, expense, damage, liability, claim, fine, judgment (including any cost of the defense of any claim, action, suit, proceeding or investigation, by or before any court or administrative or legislative body or authority) that may be incurred by such person which results from the failure of such person to act in accordance with the provisions of these Bylaws and the applicable standard of care set forth in
Section 5.6(b). The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, preclude a determination that such person acted in accordance with the applicable standard of conduct set forth in
Section 5.6(b).

         (iv)    To the extent that a person claiming indemnification under
Section 5.6(c) has been successful on the merits in defense of any action, suit or proceeding referred to in Section 5.6(c) or in defense of any claim, issue or matter therein, such person shall be indemnified with respect to such matter as provided in such Section. Except as provided in the foregoing sentence and as provided in Section 5.6(c)(vii) with respect to advance payments, any indemnification under this Section 5.6 shall be paid only upon determination that the person to be indemnified has met the applicable standard of conduct set forth in Section 5.6(b).

         (v)     A determination that a person to be indemnified under this
Section 5.6 has met the applicable standard set forth in Section 5.6(b) shall be made by (i) the Board of Directors, with respect to the indemnification of any person other than a person claiming indemnification under Section 5.6(c)(i), (ii) a committee of the Board of Directors whose members are not affiliated with the person claiming a right to indemnification under Section 5.6(c)(i), or (iii) at the election of the Board of Directors, independent legal counsel selected by the Board of Directors, with respect to the indemnification of any person indemnified under Section 5.6, in a written opinion.

         (vi) In making any such determination with respect to indemnification under Section 5.6(c)(v), the Board of Directors, a committee of the Board of Directors whose members are not affiliated with the person to be indemnified or independent legal counsel, as the case may be, shall be authorized to make such determination on the basis of its evaluation of the records of the Corporation and of the statements of the party seeking indemnification with respect to the matter in question and shall not be required to perform any independent investigation in connection with any such determination. Any party making any such determination is authorized, however, in its sole discretion, to take such other actions (including engaging counsel) as it deems advisable in making such determination.

         (vii) Expenses incurred by any person in respect of any such costs, expenses, damages, claims, liabilities, fines, and judgments (including any cost of the defense of any claim, action, suit, proceeding or investigation, by or before any court or administrative or legislative body or authority) may be paid by the Corporation in advance of the final disposition of any such claim or action upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined as provided in Section 5.6(c)(iv) or (v) that such person is entitled to be indemnified by the Corporation as authorized in this Section.

         (viii) The rights provided by this Section 5.6 shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of each person eligible for indemnification hereunder.

         (ix) The rights to indemnification provided in this Section 5.6 shall be the exclusive rights to indemnification by the Corporation. The Corporation shall not enter into any agreement with any person which is an employee, officer or director of the Corporation, providing for indemnification of any such person unless such agreement provides for a determination with respect to such indemnification as provided under Section 5.6(c)(v). The provisions of this Section 5.6 shall not apply to indemnification of any person which is not at the expense (whether in whole or in part) of the Corporation.

         (x) The Corporation may purchase and maintain insurance on its own behalf, or on behalf of any person or entity, with respect to liabilities of the types described in this Section 5.6. The Corporation may purchase such insurance regardless of whether such person is acting in a capacity described in this Section 5.6 or whether the Corporation would have the power to indemnify such person against such liability under the provisions of this
Section 5.6.

         (xi)    Any amendment of the Bylaws which would affect this Section
5.6 shall require
the prior written consent of the Small Business Administration.

                                 ARTICLE VI.

                               SHARES OF STOCK

         6.1     SHARES WITH OR WITHOUT CERTIFICATES.

         The Board of Directors may authorize that some or all of the shares of any or all of the Corporation's classes or series of stock be evidenced by a certificate or certificates of stock. The Board of Directors may also authorize the issue of some or all of the shares of any or all of the Corporation's classes or series of stock without certificates. The rights and obligations of shareholders with the same class and/or series of stock shall be identical whether or not their shares are represented by certificates.

                 (a) SHARES WITH CERTIFICATES. If the Board of Directors chooses to issue shares of stock evidenced by a certificate or certificates, each individual certificate shall include the following on its face: (i) the Corporation's name, (ii) the fact that the Corporation is organized under the laws of the State of Tennessee, (iii) the name of the person to whom the certificate is issued, (iv) the number of shares represented thereby, (v) the class of shares and the designation of the series, if any, which the certificate represents, and (vi) such other information as applicable law may require or as may be lawful.

                 If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate shall state on its front or back that the Corporation will furnish the shareholder this information in writing, without charge, upon request.

                 Each certificate of stock issued by the Corporation shall be signed (either manually or in facsimile) by the Chairman, the President or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer. If the person who signed a certificate no longer holds office when the certificate is issued, the certificate is nonetheless valid.

                 (b) SHARES WITHOUT CERTIFICATES. If the Board of Directors chooses to issue shares of stock without certificates, the Corporation, if required by the Act, shall, within a reasonable time after the issue or transfer of shares without certificates, send the shareholder a written statement of the information required on certificates by Section 6.1(a) of these Bylaws and any other information required by the Act.

         6.2     SUBSCRIPTIONS FOR SHARES.

         Subscriptions for shares of the Corporation shall be valid only if they are in writing. Unless the subscription agreement provides otherwise, subscriptions for shares, regardless of the time when they are made, shall be paid in full at such time, or in such installments and at such periods, as shall be determined by the Board of Directors. All calls for payment on subscriptions shall be uniform as to all shares of the same class or of the same series, unless the subscription agreement specifies otherwise.

         6.3     TRANSFERS.

         Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by (i) the holder of record thereof,
(ii) by his legal representative, who, upon request of the Corporation, shall furnish proper evidence of authority to transfer, or (iii) his attorney, authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a duly appointed transfer agent. Such transfers shall be made only upon surrender, if applicable, of the certificate or certificates for such shares properly endorsed and with all taxes thereon paid.

         6.4     LOST, DESTROYED OR STOLEN CERTIFICATES.

         No certificate for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen except on production of evidence, satisfactory to the Board of Directors, of such loss, destruction or theft, and, if the Board of Directors so requires, upon the furnishing of an indemnity bond in such amount and with such terms and such surety as the Board of Directors may in its discretion require.

                                  ARTICLE VII.

                              CORPORATE ACTIONS

         7.1     CONTRACTS.

         Unless otherwise required by the Board of Directors, the Chairman, the President or any

Vice President shall execute contracts or other instruments on behalf of and in the name of the Corporation. The Board of Directors may from time to time authorize any other officer, assistant officer or agent to enter into any contract or execute any instrument in the name of and on behalf of the Corporation as it may deem appropriate, and such authority may be general or confined to specific instances.

         7.2    LOANS.

         No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Chairman, the President or the Board of Directors. Such authority may be general or confined to specific instances.

         7.3    CHECKS, DRAFTS, ETC.

         Unless otherwise required by the Board of Directors, all checks, drafts, bills of exchange and other negotiable instruments of the Corporation shall be signed by either the Chairman, the President, a Vice President or such other officer, assistant officer or agent of the Corporation as may be authorized so to do by the Board of Directors. Such authority may be general or confined to specific business, and, if so directed by the Board, the signatures of two or more such officers may be required.

         7.4    DEPOSITS.

         All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks or other depositories as the Board of Directors may authorize.

         7.5    VOTING SECURITIES HELD BY THE CORPORATION.

         Unless otherwise required by the Board of Directors, the Chairman or the President shall have full power and authority on behalf of the Corporation to attend any meeting of security holders, or to take action on written consent as a security holder, of other corporations in which the Corporation may hold securities. In connection therewith the Chairman or the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation possesses. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

         7.6    DIVIDENDS.

         The Board of Directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by applicable law. The record date for the determination of shareholders entitled to receive the payment of any dividend shall be determined by the Board of Directors, but which in any event shall not be less than ten (10) days prior to the date of such payment.

                                 ARTICLE VIII.

                                  FISCAL YEAR

         The fiscal year of the Corporation shall be determined by the Board of Directors, and in the absence of such determination, shall be the calendar year.

                                  ARTICLE IX.

                                 CORPORATE SEAL

         The Corporation shall not have a corporate seal.

                                   ARTICLE X.

                              AMENDMENT OF BY-LAWS

         These Bylaws may be altered, amended, repealed or restated, and new Bylaws may be adopted, at any meeting of the shareholders by the affirmative vote of a majority of the stock represented at such meeting, or by the affirmative vote of a majority of the members of the Board of Directors who are present at any regular or special meeting.

                                  ARTICLE XI.

                                     NOTICE

         Unless otherwise provided for in these Bylaws, any notice required shall be in writing except that oral notice is effective if it is reasonable under the circumstances and not prohibited by the Charter or these Bylaws. Notice may be communicated in person; by telephone, telegraph, teletype or other form of wire or wireless communication; or by mail or private carrier.
If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published; or by radio, television or other form of public broadcast communication. Written notice to a domestic or foreign corporation authorized to transact business in Tennessee may be addressed to its registered agent at its registered office or to the corporation or its secretary at its principal office as shown in its most recent annual report or, in the case of a foreign corporation that has not yet delivered an annual report, in its application for a certificate of authority.

         Written notice to shareholders, if in a comprehensible form, is effective when mailed, if mailed postpaid and correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders. Except as provided above, written notice, if in a comprehensible form, is effective at the earliest of the following: (a) when received, (b) five (5) days after its deposit in the United States mail, if mailed correctly addressed and with first class postage affixed thereon; (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; or (d) twenty (20) days after its deposit in the United States mail, as evidenced by the postmark if mailed correctly addressed, and with other than first class, registered or certified postage affixed. Oral notice is effective when communicated if communicated in a comprehensible manner.